Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Web site: www.onebeacon.com

ONEBEACON RELEASES PRELIMINARY ESTIMATES OF FIRST QUARTER 2010 UNDERWRITING RESULTS

HAMILTON, Bermuda (April 21, 2010) — OneBeacon Insurance Group, Ltd. (NYSE: OB) estimates that its first quarter GAAP combined ratio will be 112%, including approximately $44 million, or 10 points, of pretax catastrophe losses primarily associated with March Northeast U.S. storms. Of the estimated $44 million of current accident year catastrophe losses, roughly $10 million were incurred in its ongoing Specialty Lines business. OneBeacon estimates that its first quarter Specialty Lines GAAP combined ratio will be 97%, including 4 points of catastrophe losses. The majority of the catastrophe losses were incurred in businesses the company is exiting, including $21 million in non-specialty Commercial Lines Runoff business and $13 million in Traditional Personal Lines, which the company agreed to sell in February 2010. The sale of the Personal Lines business is expected to close in the second quarter of 2010. In December 2009, the company sold its non-specialty Commercial Lines business in a renewal rights transaction.

Actual first quarter results will be included in the company’s quarterly report on Form 10-Q, which is expected to be available on the company’s website at www.onebeacon.com on April 29, 2010. OneBeacon will review its first quarter 2010 results via live webcast at 10:00 a.m. ET on Thursday April 29, 2010, following its earnings release earlier that morning.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon Insurance Group’s underwriting companies offer a range of insurance products sold through select independent agents, regional and national brokers, and wholesalers. The company’s specialty businesses include OneBeacon Professional Insurance, International Marine Underwriters, Entertainment Brokers International Insurance Services, Specialty Accident and Health, OneBeacon Government Risks, OneBeacon Energy Group, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Group, OneBeacon Financial Services, OneBeacon Specialty Property, and Property and Inland Marine.

As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope while personal lines business is concentrated in the Northeastern United States.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2009 filed February 26, 2010.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.